Exhibit 10.1

SECOND AMENDMENT

TO

EXAMWORKS GROUP, INC.

AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN, AS AMENDED

THIS SECOND AMENDMENT TO EXAMWORKS GROUP, INC. AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN, AS AMENDED is effective as of May 12, 2015 (this “Amendment”).

WHEREAS, ExamWorks Group, Inc. (the “Company”) maintains the ExamWorks Group, Inc. Amended and Restated 2008 Stock Incentive Plan, as Amended (the “Plan”), and Section 19 of the Plan permits the board of directors of the Company (the “Board”) to amend the Plan;

WHEREAS, the number of shares of common stock of the Company (“Shares”) available for issuance under the Plan was previously increased by the Board on July 12, 2010 and approved by the written consent of a majority of the stockholders of the Company (the “Stockholders”) on September 15, 2010;

WHEREAS, as a result of the stock split effective as of October 12, 2010, the number of Shares available for issuance under the Plan was increased to 10,282,200;

WHEREAS, the number of Shares available for issuance under the Plan was again increased by the Board on June 9, 2011 and approved by the Stockholders at the 2011 Annual Meeting on August 3, 2011, resulting in 15,282,000 Shares available for issuance under the Plan;

WHEREAS, the Board desires to amend Section 3(a) of the Plan to (1) increase the number of Shares available for issuance under the Plan to 17,982,200 (2) change the termination date of the Plan from July 14, 2018 to May 11, 2025 (the date that is ten years after May 12, 2015), and approved this Amendment on March 20, 2015; and

WHEREAS, this Amendment was submitted to the Stockholders for approval and approved at the 2015 Annual Meeting.

NOW THEREFORE, the Plan is hereby amended as follows:

1.	Section 3(a) is hereby amended and restated as follows:

Subject to Section 13 below, a total of 17,982,200 Shares shall be available for issuance under the Plan. The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust.

2.	Section 20 is hereby amended and restated as follows:

If not sooner terminated by the Board, this Plan shall terminate at the close of business on May 11, 2025, the date that is ten years after May 12, 2015. No Awards shall be made under the Plan after its termination.

3.	The modifications set forth above shall not affect any other provisions of the Plan.